Exhibit 10.11

                             IDM ENVIRONMENTAL CORP.

                       NONQUALIFIED STOCK OPTION AGREEMENT



     This Nonqualified Stock Option Agreement ("Option Agreement") is between IDM Environmental Corp., a New Jersey corporation (the "Company"), and Joel A. Freedman ("Optionee"), who agree as follows:

     Section 1. Introduction. The Company and the Optionee have heretofore agreed to amend the employment agreement between the Company and the Optionee to delete the stock bonus provision of the employment agreement. As consideration for relinquishing the stock bonus right under the employment agreement, the Company has agreed to grant to the Optionee, among other consideration, stock options in an amount determined to have an intrinsic value approximately equal to the estimated value of the stock bonus right under the employment agreement. The Company, acting through its Board of Directors (the "Board"), has determined that its interests will be advanced by the issuance to Optionee of nonqualified stock options as provided for by the amendment to the employment agreement.

     Section 2. Option. Subject to the terms and conditions contained herein, the Company hereby irrevocably grants to Optionee the right and option ("Option") to purchase from the Company 2,250,000 shares of the Company's common stock, $.001 par value ("Common Stock"), at a price of $3.719 per share, being the closing bid price of the Common Stock on the last trading day immediately preceding the grant of this Option.

     Section 3. Option Period. The Option herein granted may be exercised by Optionee in whole or in part at any time during a five year period beginning on the date set forth below (the "Option Period").

     Section 4. Procedure for Exercise. The Option herein granted may be exercised by the delivery by Optionee of written notice to the Secretary of the Company setting forth the number of shares of Common Stock with respect to which the Option is being exercised. The notice shall be accompanied by, at the election of the Optionee, (i) cash, cashier's check, bank draft, or postal or express money order payable to the order of the Company, (ii) certificates representing shares of Common Stock theretofore owned by Optionee duly endorsed for transfer to the Company, or (iii) any combination of the preceding, equal in value to the aggregate exercise price. Notice may also be delivered by telecopy provided that the exercise price of such shares is received by the Company via wire transfer on the same day the telecopy transmission is received by the Company. The notice shall specify the address to which the certificates for such shares are to be mailed. An option to purchase shares of Common Stock, shall be deemed to have been exercised immediately prior to the close of business on the date (i) written notice of such exercise and (ii) payment in full of the exercise price for the number of shares for which Options are being exercised, are both received by the Company and Optionee shall be treated for all purposes as the record holder of such shares of Common Stock as of such date.

     As promptly as practicable after receipt of such written notice and payment, the Company shall deliver to Optionee certificates for the number of shares with respect to which such Option has been so exercised, issued in Optionee's name or such other name as Optionee directs; provided, however, that such delivery shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to Optionee at the address specified pursuant to this Section 4.

     Section 5. Death. In the event the Optionee dies during the Option Period, the options previously granted to Optionee may be exercised (to the extent Optionee would have been entitled to do so at the date of death) at any time and from time to time by the guardian of Optionee's estate, the executor or administrator of Optionee's estate or by the person or persons to whom Optionee's rights under this Option Agreement shall pass by will or the laws of descent and distribution, but in no event may the Option be exercised after its expiration under the terms of this Option Agreement.

     Section 6. Transferability. This Option shall not be transferable by Optionee otherwise than by Optionee's will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act, as amended, or the rules thereunder. During the lifetime of Optionee, the Option shall be exercisable only by Optionee. Any heir or legatee of Optionee shall take rights herein granted subject to the terms and conditions hereof. No such transfer of this Option Agreement to heirs or legatees of Optionee shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of such evidence as the Board may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

     Section 7. No Rights as Shareholder. Optionee shall have no rights as a shareholder with respect to any shares of Common Stock covered by this Option Agreement until the Option is exercised by written notice and accompanied by payment as provided in Section 4 of this Option Agreement.

     Section 8. Extraordinary Corporate Transactions. The existence of outstanding Options shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of the Common Stock or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. If the Company recapitalizes or otherwise changes its capital structure, or merges, consolidates, sells all of its assets or dissolves (each of the foregoing a "Fundamental Change"), then thereafter upon any exercise of the Option, Optionee shall be entitled to purchase under the Option, in lieu of the number of shares of Common Stock as to which the Option shall then be exercisable, the number and class of shares of stock and securities to which Optionee would have been entitled pursuant to the terms of the Fundamental Change if, immediately prior to such Fundamental Change, Optionee had been the holder of record of the number of shares of Common Stock as to which the Option is then exercisable.

     Section 9. Changes in Capital Structure. If the outstanding shares of Common Stock or other securities of the Company, or both, for which the Option is then exercisable shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, or recapitalization, the number and kind of shares of Common Stock or other securities subject to the Plan or subject to the Option and the exercise price, shall be appropriately and equitably adjusted so as to maintain the proportionate number of shares or other securities without changing the aggregate exercise price.

     Section 10. Compliance With Securities Laws. Upon the acquisition of any shares pursuant to the exercise of the Option herein granted, Optionee (or any person acting under Section 6) will enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws or with this Option Agreement.

     Section 11. Compliance With Laws. Notwithstanding any of the other provisions hereof, Optionee agrees that he or she will not exercise the Option granted hereby, and that the Company will not be obligated to issue any shares pursuant to this Option Agreement, if the exercise of the Option or the issuance of such shares of Common Stock would constitute a violation by Optionee or by the Company of any provision of any law or regulation of any governmental authority.

     Section 12. Withholding of Tax. To the extent that the exercise of this Option or the disposition of shares of Common Stock acquired by exercise of this Option results in compensation income to Optionee for federal or state income tax purposes, Optionee shall pay to the Company at the time of such exercise or disposition (or such other time as the law permits if Optionee is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended) such amount of money as the Company may require to meet its obligation under applicable tax laws or regulations; and, if Optionee fails to do so, the Company is authorized to withhold from any cash remuneration then or thereafter payable to Optionee, any tax required to be withheld by reason of such resulting compensation income or Company may otherwise refuse to issue or transfer any shares otherwise required to be issued or transferred pursuant to the terms hereof.

     Section 13. No Right to Employment. Optionee who is an employee shall be considered to be in the employment of the Company so long as he or she remains an employee of the Company or its Affiliates. Any questions as to whether and when there has been a termination of such employment and the cause of such termination shall be determined by the Board, and its determination shall be final. Nothing contained herein shall be construed as conferring upon Optionee the right to continue in the employ of the Company, nor shall anything contained herein be construed or interpreted to limit the "employment at will" relationship between Optionee and the Company.

     Section 14. Resolution of Disputes. As a condition of the granting of the Option hereby, Optionee, and Optionee's heirs, personal representatives and successors agree that any dispute or disagreement which may arise hereunder shall be determined by the Board in its sole discretion and judgment, and that any such determination and any interpretation by the Board of the terms of this Option Agreement shall be final and shall be binding and conclusive, for all purposes, upon the Company, Optionee, and Optionee's heirs, personal representatives and successors.

     Section 15. Legends on Certificate. Unless an effective registration statement has been filed with the Securities and Exchange Commission covering the shares issuable upon exercise of this Option, the certificates representing the shares of Common Stock purchased by exercise of the Option will be stamped or otherwise imprinted with legends in such form as the Company or its counsel may require with respect to any applicable restrictions on sale or transfer and the stock transfer records of the Company will reflect stop-transfer instructions with respect to such shares.

     Section 16. Notices. Every notice hereunder shall be in writing and shall be given by registered or certified mail. All notices of the exercise of any Option hereunder shall be directed to IDM Environmental Corp., 396 Whitehead Avenue, South River, New Jersey 08882, Attention: Secretary. Any notice given by the Company to Optionee directed to Optionee at the address on file with the Company shall be effective to bind Optionee and any other person who shall acquire rights hereunder. The Company shall be under no obligation whatsoever to advise Optionee of the existence, maturity or termination of any of Optionee's rights hereunder and Optionee shall be deemed to have familiarized himself or herself with all matters contained herein which may affect any of Optionee's rights or privileges hereunder.

     Section 17. Construction and Interpretation. Whenever the term "Optionee" is used herein under circumstances applicable to any other person or persons to whom this award, in accordance with the provisions of Section 6 hereof, may be transferred, the word "Optionee" shall be deemed to include such person or persons.

     Section 18. Binding Effect. This Option Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Optionee as provided herein.

     IN WITNESS WHEREOF, this Nonqualified Stock Option Agreement has been executed as of the 18th day of February, 1998.

                               IDM ENVIRONMENTAL CORP.


ATTEST:                        By:
                                 ---------------------------------
                               Name:
---------------                  ---------------------------------
                               Title:
                                 ---------------------------------


                               OPTIONEE

                               Joel A. Freedman


                               -----------------------------------


b:/ms/nqsgran1.idm
idm97/98